UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2006

CENTERSTAGING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	021-80703	45-0476087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3407 Winona Avenue Burbank, CA 91504 (Address of Principal Executive Offices)

(818) 559-4333 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

On December 22, 2006, CenterStaging Corp. entered into an amendment to the Revolving Line of Credit Agreements with each of Johnny Caswell, Howard Livingston, Roger Paglia and Jan Parent, its directors and principal stockholders. The amendment: (i) increases the maximum principal amount outstanding at any time under each Credit Agreement from $250,000 to $500,000, and (ii) changes the interest rate from a fixed rate equal to the prime rate in effect at the time of each advance to a variable interest rate at the prime rate plus 4% (retroactive to the date of the first advance). All advances continue to be at the discretion of each lender.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated into this item by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006	CENTERSTAGING CORP.
By: /s/ Howard Livingston Howard Livingston Chief Financial Officer